Exhibit 10.1
COMMON STOCK SUBSCRIPTION AGREEMENT
     THIS COMMON STOCK SUBSCRIPTION AGREEMENT (this “Agreement”) is made effective on the last date of signature indicated on the signature page below (the “Effective Date”), by and between Endocare, Inc., a Delaware corporation (“Endocare”), and Frazier Healthcare V, L.P., a Delaware limited partnership (the “Purchaser”).
WHEREAS, the Purchaser wishes to purchase the Shares (as defined below); and
     WHEREAS, Endocare is willing to sell the Shares to the Purchaser in exchange for the Purchase Price (as defined below);
     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (each, a “Party” and both together, the “Parties”), hereby agree as follows:
     1. Purchase and Sale of Stock.
          (a) The Purchaser hereby agrees to purchase from Endocare on the Closing Date (as defined below) 3,255,814 shares of Endocare’s Common Stock (the “Shares”) at a purchase price per share of $2.15, for an aggregate purchase price of $7.0 million (the “Purchase Price”).
          (b) Endocare hereby agrees to issue the Shares to the Purchaser on the Closing Date in exchange for the Purchase Price.
     2. The Closing.
          (a) The closing of the purchase and sale of the Shares shall occur on the first business day following the Effective Date (such date, the “Closing Date”).
          (b) On the Closing Date, the Purchaser shall (i) pay the Purchase Price to Endocare via wire transfer, in accordance with wire transfer instructions provided by Endocare to the Purchaser, and (ii) deliver to Endocare the Registration Rights Agreement in the form of Exhibit A hereto and dated as of the Closing Date (the “Registration Rights Agreement”), duly executed by the Purchaser.
          (c) On the Closing Date, Endocare shall (i) provide to Endocare’s transfer agent, U.S. Stock Transfer Corporation (together with any successor thereto, the “Transfer Agent”), irrevocable instructions to issue and deliver via overnight courier to the Purchaser a certificate representing the Purchaser’s ownership of the Shares, free and clear of any legends except those set forth in Section 4(e) hereof, (ii) deliver to the Purchaser an opinion of in-house counsel to Endocare in the form of Exhibit B hereto and dated as of the Closing Date, duly executed by such counsel, and (iii) deliver to the Purchaser the Registration Rights Agreement, duly executed by Endocare.

          (d) Endocare shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of the Shares to the Purchaser.
     3. Representations and Warranties of Endocare. Endocare hereby represents and warrants to the Purchaser as of the Effective Date and as of the Closing Date as follows:
          (a) Organization; Qualification. Endocare and each of the subsidiaries of Endocare set forth in Endocare’s most current SEC Filings (as defined below) (the “Subsidiaries”) is a corporation duly organized and validly existing in good standing under the laws of its respective jurisdiction of incorporation and has the requisite corporate power and authority to own its respective properties and to carry on its respective business as now being conducted.
          (b) Authorization; Enforcement. Endocare has the requisite corporate power and authority to (i) enter into and perform its obligations under this Agreement, the Registration Rights Agreement and all other documents and certificates entered into or delivered by Endocare in connection herewith and therewith (collectively, the “Transaction Documents”) and (ii) issue the Shares in accordance with the terms of this Agreement. The execution and delivery by Endocare of the Transaction Documents and the consummation by Endocare of the transactions contemplated thereby have been duly authorized by Endocare’s board of directors and no further consent or authorization is required of Endocare, its board or directors or its shareholders in connection therewith. This Agreement has been, and each of the other Transaction Documents upon the Closing Date will be, duly executed and delivered by Endocare. This Agreement constitutes, and each of the other Transaction Documents upon the Closing Date will constitute, a valid and binding obligation of Endocare enforceable against Endocare in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and subject to equitable principles of general application.
          (c) No Conflicts. The execution, delivery and performance of the Transaction Documents by Endocare and the consummation of the transactions contemplated thereby will not (i) result in a violation of the certificate of incorporation or by-laws or any other governing document of Endocare or any of the Subsidiaries (each, a “Governing Document”), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give any party any right of termination, amendment, acceleration or cancellation of, any agreement of any type to which Endocare or any of the Subsidiaries is a party or by which any of their respective assets are bound (each, a “Contract”), or (iii) result in any violation of any law, order, rule or regulation (including without limitation all applicable Securities Laws (as defined below) and the rules and regulations of the OTC Bulletin Board) applicable to Endocare, any of the Subsidiaries, any of their respective assets or the Shares (collectively, “Laws”). Except in each case which would not have or reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, neither Endocare nor any of the Subsidiaries is in violation of (i) any term of any Governing Document, (ii) any term of any Contract, or (iii) any Laws.

          For purposes of this Agreement, the term “Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, earnings, condition (financial or otherwise), properties or results of operations of Endocare or any of the Subsidiaries.
          (d) Consents; Approvals. Endocare is not required to obtain any consent, authorization or approval of, or make any filing or registration with, any court or governmental or regulatory or administrative authority, including pursuant to all applicable Securities Laws (as defined below) or the rules and regulations of the OTC Bulletin Board, in order for Endocare to execute, deliver and perform any of its obligations under the Transaction Documents or in order to consummate any of the transactions contemplated thereby, except those consents, authorizations, approvals, filings and registrations contemplated by Section 6(d) hereof and the Registration Rights Agreement, which shall be obtained or made as contemplated thereby.
          (e) Capitalization; Issuance of Shares. The authorized capital stock of Endocare consists of (i) 50,000,000 shares of Common Stock, 31,529,125 shares of which are issued and outstanding (excluding the Shares), 7,846,191 shares of which are reserved for issuance under existing stock option plans and other equity compensation arrangements of Endocare and none of which are held as treasury shares, (ii) 1,000,000 shares of Preferred Stock, none of which are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. The Shares have been duly authorized and, upon issuance, will be validly issued, fully paid and non-assessable and free from all liens, taxes and charges with respect to the issuance thereof and shall not be subject to any preemptive or similar shareholders’ rights. The holders of the Shares shall be entitled to all of the rights accorded to a holder of Common Stock by virtue of holding Common Stock.
          (f) Public Filings. Since January 1, 2006, Endocare has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated under each and under any other of the federal and state securities laws (collectively, the “Securities Laws”) (all of the foregoing filings, all of the exhibits and financial statements thereto and all of the documents incorporated by reference therein, the “SEC Filings”). As of their respective dates: (i) the SEC Filings complied in all material respects with all applicable Securities Laws, and (ii) none of the SEC Filings (except to the extent they have been properly amended or supplemented) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. As of their respective dates, the financial statements of Endocare included in the SEC Filings complied in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except as may otherwise be indicated in the notes thereto), and fairly present in all material respects the financial position of Endocare as of the date thereof. Since January 1, 2006, except for (i) the SEC investigation and related July 2006 consent judgment described in the SEC Filings, and (ii) routine notices and correspondence relating to the SEC’s review of registration statements and periodic reports filed by Endocare, Endocare has not received any notices or correspondence from the SEC or the OTC Bulletin Board and neither has commenced any enforcement proceedings against or affecting Endocare.
          (g) Intellectual Property. Endocare owns or has a valid license to use (x) the patents and patent applications listed on Schedule 3(g) hereto (collectively, the “Patents”) and (y) all other intellectual property necessary for the conduct of its business and the respective business of each of the Subsidiaries (collectively with the Patents, the “Intellectual Property”). Endocare has all right, title and interest in the Intellectual Property, except to the extent set forth on Schedule 3(g). All employees and all Designated Independent Contractors of Endocare and the Subsidiaries are under a binding obligation to assign any patent and other intellectual property rights to Endocare or the applicable Subsidiary. For purposes of this Agreement, the term “Designated Independent Contractors” means individuals who both (i) serve as independent contractors of Endocare or any of the Subsidiaries and (ii) are involved in Endocare’s research and development activities or otherwise work primarily with Endocare’s Intellectual Property. Since January 1, 2006, neither Endocare nor any of the Subsidiaries has received any assertion of infringement, threat of litigation, invitation to license or other notification of rights regarding third party intellectual property rights or been involved in any discussion, dispute, conflict or proceeding with any third party with respect to any such assertion, threat, invitation or notification. To Endocare’s actual knowledge, neither Endocare nor any of the Subsidiaries is infringing, or has ever infringed, any third party intellectual property rights, except in each case which would not have or reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. To Endocare’s actual knowledge, Endocare has no reason to believe that any of its or any of the Subsidiaries’ rights with respect to the Intellectual Property are invalid or unenforceable. Except for routine review of pending patent applications by the U.S. Patent and Trademark Office and foreign equivalents, there are no current governmental proceedings regarding Endocare’s or any of the Subsidiaries’ rights with respect to the Intellectual Property.
          (h) Litigation. Except as disclosed in the SEC Filings, there is no action, suit, proceeding or investigation pending or, to the knowledge of Endocare, threatened against or affecting Endocare or any of the Subsidiaries or any of their respective assets before any court, governmental or regulatory or administrative authority which (i) challenges or affects the validity or enforceability of the Transaction Documents, the transactions contemplated thereby or the Shares, or (ii) which, individually or in the aggregate, would have or would reasonably be expected to result in a Material Adverse Effect.
          (i) Investment Company. Neither Endocare nor any of the Subsidiaries is subject to the Investment Company Act of 1940, as amended.

          (j) Integration. No circumstance exists which, to Endocare’s knowledge, requires the offering of the Shares by Endocare to the Purchaser to be integrated with prior, contemporaneous or ongoing offerings of Endocare for purposes of the Securities Act or the rules and regulations of the OTC Bulletin Board.
          (k) Private Placement. Assuming the accuracy of the representations made by the Purchaser in Section 4, no registration under the Securities Act is required for the offer and sale of the Shares by Endocare to the Purchaser as contemplated by this Agreement.
          (l) Certain Fees. There are no brokerage or finder’s fees or commissions payable by Endocare to any broker, financial advisor, consultant, finder, placement agent, investment banker or otherwise with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any such fees or any claims made by or on behalf of any such persons that any such fees are due.
          (m) Application of Anti-takeover Protections. Endocare and its board of directors has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill, shareholder rights agreements or other similar anti-takeover provision under Endocare’s certificate of incorporation or by-laws or the laws of the State of Delaware that is or could become applicable to the Purchaser’s purchase or ownership of the Shares or the Purchaser’s exercise of its rights or fulfillment of its obligations under the Transaction Documents.
          (n) Disclosure. Endocare confirms that neither it nor any of its advisors or representatives nor any person acting on their respective behalf has provided the Purchaser with any material non-public information. Endocare acknowledges that the Purchaser will rely on the representations and warranties of Endocare in this Section 3(n) in effecting transactions in the Shares.
          (o) No Other Representations. Endocare acknowledges that the Purchaser makes no other representations or warranties with respect to the transactions contemplated by the Transaction Documents except for those specifically set forth in Section 4 and that the Purchaser has not made any promises to or agreements with Endocare not specifically provided in the Transaction Documents.
     4. Representations of the Purchaser. The Purchaser hereby represents and warrants to Endocare as follows:
          (a) The Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.
          (b) The Purchaser understands that the Shares are “restricted securities” under the federal securities laws inasmuch as the Shares are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and the applicable regulations thereunder the Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection the Purchaser represents that it is familiar with Rule 144 under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), including, without limitation, Section 16 of the Securities Exchange Act if applicable to the Purchaser. The Purchaser acknowledges and agrees that Endocare has no obligation to register the Shares for resale except as set forth in the Registration Rights Agreement.
          (c) The Purchaser is acquiring the Shares for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of applicable Securities Laws.
          (d) The Purchaser is a sophisticated investor and acknowledges that it can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Shares. The Purchaser has been given the opportunity to ask Endocare all questions relevant to its investment in the Shares and any such questions have been answered to the Purchaser’s satisfaction.
          (e) The Purchaser understands that any certificates representing the Shares shall bear the following legend, in addition to any legend required by state “Blue Sky” laws:
THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND WITHOUT QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.
          (f) The Purchaser acknowledges that Endocare makes no other representations or warranties with respect to the transactions contemplated by the Transaction Documents except for those specifically set forth in Section 3 and that Endocare has not made any promises to or agreements with the Purchaser not specifically provided in the Transaction Documents.
     5. Lock Up. The Purchaser hereby covenants and agrees that the Purchaser shall not engage, directly or indirectly, in any Prohibited Transaction (as defined below) (i) with respect to 2,441,861 of the Shares, for a period of 12 months after the Closing Date, and (ii) with respect to 813,953 of the Shares, for a period of 18 months after the Closing Date; provided that the foregoing covenant shall cease to apply and shall no longer be effective upon the happening of any of the following events after the Closing Date: (a)

the occurrence or public announcement by Endocare of a Change in Control, (b) Endocare entering into, or publicly announcing its intention to enter into, any transaction or series of transactions with any party or parties other than the Purchaser whereby Endocare agrees to sell or transfer any capital stock of Endocare, any security directly or indirectly convertible or exchangeable for any such capital stock or any option or right to acquire any of the foregoing, which in the aggregate after the date hereof constitutes or allows the holder(s) thereof to acquire 20% or more of the outstanding capital stock of Endocare as of the Effective Date; or (c) Endocare entering into, or publicly announcing its intention to enter into, any transaction or series of transactions with any party or parties other than the Purchaser whereby Endocare agrees to sell or transfer any capital stock of Endocare, or any security directly or indirectly convertible or exchangeable for any such capital stock or any option or right to acquire any of the foregoing, which in the aggregate constitutes or allows the holder(s) thereof to acquire more than 5% of the outstanding capital stock of Endocare as of the Effective Date and in connection with which any person(s) or entit(ies) acquiring or holding such securities are not subject to a lock-up on terms at least as restrictive upon such holders as those set forth in this Section 5 at all times while this Section 5 is applicable to the Purchaser; provided, however, that subsections (b) and (c) shall not apply to any stockholder-approved equity compensation plans or arrangements (or to Endocare’s existing deferred stock unit programs) the purpose of which is to compensate Endocare’s employees or non-employee directors and not in any material respect to raise capital; and provided, further, that subsections (b) and (c) shall not apply to the agreements entered into by Endocare prior to the Effective Date with Fusion Capital Fund II, LLC (“Fusion Capital”) unless and until Endocare actually sells after the Effective Date an amount of shares of capital stock that equals or exceeds, in the case of subsection (b), the 20% threshold described therein and, in the case of subsection (c), the 5% threshold described therein; and provided further that in the case of subsection (c), to the extent the securities are held by Strategic Investors (and only with respect to the securities held by them), the aggregate threshold (rather than 5%) will be that percentage equal to 10 minus the percentage of outstanding stock of Endocare otherwise encompassed by subsection (c) and issued or issuable to any person, entity or division of an entity that is not a Strategic Investor. For purposes of this Agreement, the term “Prohibited Transaction” includes any of the following transactions and any agreement or other arrangement with respect to any such transactions: (a) any sale; (b) any transfer or other disposition of any interest; (c) any grant of any option; (d) any transfer of the economic risk of ownership; (e) any transfer of voting or dispositive power; (f) any pledge; (g) any short sale, whether or not against the box; (h) any establishment of any “put equivalent position” (as defined in Rule 16a-1(h) under the Securities Exchange Act); (i) any grant of any other right with respect to any of the Shares or with respect to any security that includes, relates to or derives any significant part of its value from any of the Shares; and/or (j) any hedging transaction, except, in each case, to (x) any affiliate of the Purchaser (including its partners or members) or (y) any third party in a private sale, provided that in each case of clause (x) and (y) such person agrees to be bound by the provisions of this Section 5. For purposes of this Agreement, the term “Change in Control” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by any person or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of 40% or more of the voting rights or equity interests in Endocare; (ii) a replacement of more than one-half of the members of Endocare’s board of directors that is not approved by those individuals who are members of the board of directors on the Effective Date (or other directors previously approved by such individuals); (iii) a merger or consolidation of Endocare or a sale of substantially all or more than one-half of the assets of Endocare in one or a series of related transactions; (iv) a recapitalization, reorganization or other transaction involving Endocare or any of the Subsidiaries that constitutes or results in a transfer of a majority of the voting rights or equity interests in Endocare; (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act (other than routine and de minimus repurchases of securities from terminated employees or non-employee directors by Endocare under equity compensation plans or arrangements), (vi) a publicly announced tender offer for any class of Endocare’s outstanding securities (other than an issuer tender offer not for cash and not to effectuate a going private transaction) or (vii) the execution by Endocare or its controlling stockholders of an agreement providing for or intended to result in any of the foregoing events. For purposes of this Agreement, the term “Strategic Investor” means an entity or division of an entity principally engaged in the business of developing, selling or marketing medical devices or providing related services (including their affiliated strategic investment entities).
     6. Other Agreements of the Parties.
          (a) Endocare covenants to use its commercially reasonable efforts to maintain the listing of the Common Stock on the OTC Bulletin Board or a national securities exchange for so long as the Purchaser owns any of the Shares. Endocare will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the OTC Bulletin Board or a national securities exchange and will use commercially reasonable efforts to comply in all respects with the applicable reporting, filing and other obligations under the bylaws or rules and regulations of the OTC Bulletin Board or such national securities exchange, as applicable.
          (b) As long as the Purchaser owns any of the Shares, Endocare covenants to use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Endocare pursuant to the Securities Laws. Upon the request of the Purchaser, Endocare shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as the Purchaser owns any of the Shares, if Endocare is not required to file reports pursuant to the Securities Laws, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Shares under Rule 144, as promulgated under the Securities Act (“Rule 144”). Endocare further covenants that it will use commercially reasonable efforts to take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

          (c) Endocare shall not, and shall use commercially reasonable efforts to cause each of its Subsidiaries and each of their respective officers, directors, employees, agents, advisors and representatives not to, provide the Purchaser with any material nonpublic information regarding Endocare or any of its Subsidiaries without the express prior written consent of the Purchaser.
          (d) Promptly following the Closing Date, Endocare shall (i) issue a press release mutually agreed upon by Endocare and the Purchaser disclosing the transactions contemplated by the Transaction Documents (the “Press Release”), and (ii) file a Form 8-K with the SEC (the “8-K Filing”) reasonably acceptable to the Purchaser describing the material terms of the transactions contemplated by the Transaction Documents and attaching the relevant Transaction Documents as exhibits. Except for the Press Release and the 8-K Filing, Endocare shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the SEC or the OTC Bulletin Board or any other regulatory authority, without the prior written consent of the Purchaser, except as required by Law, in which case Endocare shall promptly provide the Purchaser with copies of such disclosure. Except for the Press Release and the 8-K Filing, Endocare shall not issue any press release or any other public statement with respect to the transactions contemplated by the Transaction Documents, except as required by Law, in which case Endocare shall provide the Purchaser with prior notice of such disclosure.
          (e) Certificates evidencing the Shares shall not be required to contain any legend (including the legend set forth in Section 4(e)): (i) following a sale of the Shares pursuant to an effective registration statement, (ii) following a sale of the Shares pursuant to Rule 144 (assuming the transferor is not an affiliate of Endocare), (iii) while the Shares are eligible for sale under Rule 144(k), (iv) if such legend is not required under applicable requirements of the Securities Act, or (v) while a registration statement covering the resale of the Shares is effective under the Securities Act. Following such time as any legends (including those set forth in Section 4(e)) are no longer required to be placed on certificates representing Shares, Endocare will, no later than three business days following the delivery by the Purchaser to the Transfer Agent of a certificate representing Shares containing such legends, deliver or cause to be delivered to the Purchaser a certificate representing such Shares that is free from all legends. Endocare may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in Section 4.
     7. Miscellaneous. The representations, warranties, agreements and covenants contained in this Agreement and the other Transaction Documents shall survive the Closing Date and the delivery of the Shares. The Agreement constitutes the entire agreement between the Parties and no Party shall be liable or bound to the other Party in any manner by any representations, warranties or covenants except as expressly set forth in this Agreement. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an express written consent signed by duly authorized signatories of both of the Parties. This Agreement shall be governed by and construed under the laws of the State of New York without regard to any conflict of laws principles that would require the application of the laws of any other jurisdiction. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties hereby execute and deliver this Common Stock Subscription Agreement.

ENDOCARE, INC.
By:	/s/ Craig T. Davenport
Craig T. Davenport
CEO, President & Chairman Date of Signature: May 24, 2007

FRAZIER HEALTHCARE V, L.P. By: FHM V, LP, its general partner By: FHM V, LLC, its general partner
By:	/s/ Thomas S. Hodge
Thomas S. Hodge
Chief Operating Officer Date of Signature: May 24, 2007